EXHIBIT 10.4
                                                                    ------------

                          BOSTON SCIENTIFIC CORPORATION

                                 INTENT TO GRANT

                       DEFERRED STOCK UNIT AWARD AGREEMENT

         This Agreement, dated as of the ___ day of ________, 200[ ] (the "Grant Date"), is between Boston Scientific Corporation, a Delaware corporation (the "Company"), and the person whose name appears on the Signature Page of this Agreement (the "Participant"), an employee of the Company or any of its affiliates or subsidiaries. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Company's Long-Term Incentive Plan set forth on the Signature Page of this Agreement (the "Plan").

         THIS AGREEMENT MUST BE SIGNED BY THE PARTICIPANT AND RETURNED TO THE STOCK AWARD ADMINISTRATION DEPARTMENT OF THE COMPANY AT LEAST SIX (6) MONTHS PRIOR TO THE FIRST INTENDED ISSUE DATE DESCRIBED HEREIN IN ORDER TO BE EFFECTIVE.

         1. Grant and Acceptance of Award. The Company hereby indicates its intent to award to the Participant that number of Deferred Stock Units set forth on the Signature Page of this Agreement (the "Unit"), each Unit representing the Company's commitment to issue to Participant one share of the Company's common stock, par value $.01 per share (the "Stock"), subject to certain eligibility and other conditions set forth herein. The award is intended to be granted pursuant to and is subject to the terms and conditions of this Agreement and the provisions of the Plan.

         2. Eligibility Conditions upon Award of Units. Participant hereby acknowledges the intent of the Company to award Units subject to certain eligibility and other conditions set forth herein.

         3. Satisfaction of Conditions. Except as otherwise provided in Section 5 hereof (relating to death of the Participant), Section 6 hereof (relating to Retirement or Disability of the Participant) and Section 8 hereof (relating to Change in Control of the Company), the Company intends to award shares of Stock hereunder subject to the eligibility conditions described in Section 7 hereof in approximately equal annual installments on each of four anniversaries of the date first set forth above, beginning on the second anniversary of the date of grant. No shares of Stock shall be issued to Participant prior to the date on which the Units vest.

         4. Participant's Rights in Stock. The shares of Stock if and when issued hereunder shall be registered in the name of the Participant and evidenced in the manner as the Company may determine. During the period prior to the issuance of Stock, the
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Participant will have no rights of a stockholder of the Company with respect to the Stock, including no right to receive dividends or vote the shares of Stock.

         5. Death. Upon the death of the Participant while employed by the Company and its affiliates or subsidiaries, the Company will issue to the Participant or beneficiary of the Participant as set forth under the provisions of the Company's program of life insurance for employees, any shares of Stock to Participant to be awarded hereunder that remain subject to eligibility conditions.

         6. Retirement or Disability. In the event of the Participant's Retirement or Disability, the Company will issue to Participant any shares of Stock to be awarded hereunder that remain subject to eligibility conditions.

         7. Other Termination of Employment -- Eligibility Conditions. If the employment of the Participant with the Company and its affiliates or subsidiaries is terminated or Participant separates from the Company and its affiliates or subsidiaries for any reason other than death, Retirement or Disability, any Units that remain subject to eligibility conditions shall be void and no Stock shall be issued. Eligibility to be issued shares of Stock is conditioned on Participant's continuous employment with the Company through and on the applicable anniversary of the date as set forth in Section 3 above.

         8. Change in Control of the Company. In the event of a Change in Control of the Company, the Company will issue to Participant any shares of Stock to be awarded hereunder that remain subject to eligibility conditions.

         9. Consideration for Stock. The shares of Stock are intended to be issued for no cash consideration.

         10. Delivery of Stock. The Company shall not be obligated to deliver any shares of Stock to be awarded hereunder until (i) all federal and state laws and regulations as the Company may deem applicable have been complied with; (ii) the shares have been listed or authorized for listing upon official notice to the New York Stock Exchange, Inc. or have otherwise been accorded trading privileges; and (iii) all other legal matters in connection with the issuance and delivery of the shares have been approved by the Company's legal department.

         11. Tax Withholding. The Participant shall be responsible for the payment of any taxes of any kind required by any national or local law to be paid with respect to the Units or the shares of Stock to be awarded hereunder, including, without limitation, the payment of any applicable withholding, income, social and similar taxes or obligations. Except as otherwise provided in this Section, upon the issuance of Stock or the satisfaction of any eligibility condition with respect to the Stock to be issued hereunder, the Company shall hold back from the total number of shares of Stock to be delivered to
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the Participant, and shall cause to be transferred to the Company, whole shares of Stock having a Fair Market Value on the date the shares are subject to issuance an amount as nearly as possible equal to (rounded to the next whole share) the Company's withholding, income, social and similar tax obligations with respect to the Stock. To the extent of the Fair Market Value of the withheld shares, Participant shall be deemed to have satisfied Participant's responsibility under this Section 11 to pay these obligations. The Participant shall satisfy Participant's responsibility to pay any other withholding, income, social or similar tax obligations with respect to the Stock, and (subject to such rules as the Committee may prescribe) may satisfy Participant's responsibility to pay the tax obligations described in the immediately preceding sentence, by so indicating to the Company in writing at least thirty (30) days prior to the date the shares of Stock are subject to issuance and paying the amount of these tax obligations in cash to the Company within ten (10) business days following the date the Units vest or by making other arrangements satisfactory to the Committee for payment of these obligations. In no event shall whole shares be withheld by or delivered to the Company in satisfaction of tax withholding requirements in excess of the maximum statutory tax withholding required by law. The Participant agrees to indemnify the Company against any and all liabilities, damages, costs and expenses that the Company may hereafter incur, suffer or be required to pay with respect to the payment or withholding of any taxes. The obligations of the Company under this Agreement and the Plan shall be conditional upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

         12. Investment Intent. The Participant acknowledges that the acquisition of the Stock to be issued hereunder is for investment purposes without a view to distribution thereof.

         13. Limits on Transferability. Until the eligibility conditions of this award have been satisfied and shares of Stock have been issued in accordance with the terms of this Agreement or by action of the Committee, the Units awarded hereunder are not transferable and shall not be sold, transferred, assigned, pledged, gifted, hypothecated or otherwise disposed of or encumbered by the Participant. Transfers of shares of Stock by the Participant are subject to the Company's Stock Trading Policy.

         14. Award Subject to the Plan. The award to be made pursuant to this Agreement is made subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable terms and conditions of the Plan will govern and prevail. However, no amendment of the Plan after the date hereof may adversely alter or impair the issuance of the Stock to be made pursuant to this Agreement.

         15. No Rights to Continued Employment. The Company's intent to grant the shares of Stock hereunder shall not confer upon the Participant any right to continued
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employment or other association with the Company or any of its affiliates or subsidiaries; and this Agreement shall not be construed in any way to limit the right of the Company or any of its subsidiaries or affiliates to terminate the employment or other association of the Participant with the Company or to change the terms of such employment or association at any time.

         16. Legal Notices. Any legal notice necessary under this Agreement shall be addressed to the Company in care of its General Counsel at the principle executive offices of the Company and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party may designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

         17. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts (without regard to the conflict of laws principles thereof) and applicable federal laws.

         18. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to the one and the same instrument.
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                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Participant have executed and delivered this Agreement as a sealed instrument as of the date and year first above written.



PLAN: 2003 LONG-TERM INCENTIVE PLAN
Number of Deferred Stock Units:  [    ]

Issuance Schedule
25%      Date of Second Anniversary
25%      Date of Third Anniversary
25%      Date of Fourth Anniversary
25%      Date of Fifth Anniversary

                                            BOSTON SCIENTIFIC CORPORATION


                                            By:_________________________________
                                            Name:
                                            Title:




                                            PARTICIPANT


                                            ____________________________________
                                            [Name]